                                                                   EXHIBIT 10.13

                       COVAD COMMUNICATIONS GROUP, INC.

                 SERIES C-1 PREFERRED STOCK PURCHASE AGREEMENT

                         DATED AS OF DECEMBER 30, 1998

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
SECTION I Purchase and Sale of Shares..................................... 2
          ---------------------------
     1.1    Authorization of Shares....................................... 2
     1.2    Sale of the Stock............................................. 2
     1.3    Closing....................................................... 2

SECTION II Representations and Warranties of the Company.................. 2
           ---------------------------------------------
     2.1    Organization, Good Standing and Qualifications................ 2
     2.2    Valid Issuance, Authority..................................... 3
     2.3    No Conflict................................................... 3
     2.4    Company Capital Structure..................................... 3
     2.5    No Material Misstatements or Omissions........................ 4
     2.6    Company Financial Statements.................................. 5
     2.7    No Material Changes........................................... 5
     2.8    Intellectual Property......................................... 5

SECTION III Representations and Warranties of the Investors............... 5
            -----------------------------------------------
     3.1    Investment Representations and Covenants...................... 5
     3.2    No Public Market.............................................. 7
     3.3    Domicile...................................................... 7
     3.4    Authority..................................................... 7
     3.5    No Conflict................................................... 7

SECTION IV Conditions of Investors' and Company's Obligations at Closing.. 8
           -------------------------------------------------------------
     4.1    Conditions.................................................... 8

SECTION V Deliveries at Closing........................................... 8
          ---------------------
     5.1    Stockholder Rights Agreement.................................. 8
     5.2    Corporate Proceedings......................................... 9
     5.3    Amended Certificate of Incorporation.......................... 9
     5.4    Opinion of Counsel............................................ 9
     5.5    Payment of Purchase Price..................................... 9

SECTION VI Investor Covenants............................................. 9
           ------------------
     6.1    Restrictions on Transfer...................................... 9
     6.2    Legends....................................................... 9
     6.3    Standstill....................................................10

SECTION VII Company Covenants.............................................11
            -----------------
     7.1    Periodic Reports..............................................11
     7.2    Limitation on Sale............................................11

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          Page
                                                                          ----
     7.3    HSR Filing.................................................... 11

SECTION VIII Miscellaneous................................................ 12
             -------------
     8.1    Governing Law................................................. 12
     8.2    Survival...................................................... 12
     8.3    Successors, Assigns........................................... 12
     8.4    Notices....................................................... 12
     8.5    Expenses...................................................... 12
     8.6    Finder's Fees................................................. 12
     8.7    Counterparts.................................................. 13
     8.8    Severability.................................................. 13
     8.9    Applicability of Standstill Provision and Voting Agreement
            to Non-Affiliate
            Purchasers.................................................... 13

Exhibit A   Amended and Restated Certificate of Incorporation

Exhibit B   Stockholder Rights Agreement

Exhibit C   Share Allocation and Purchase Price of Each Investor

Exhibit D   Opinion of Counsel

                        COVAD COMMUNICATIONS GROUP, INC.

                 SERIES C-1 PREFERRED STOCK PURCHASE AGREEMENT

     This AGREEMENT is made as of December 30, 1998, by and between Covad Communications Group, Inc., a Delaware corporation (the "COMPANY") and the undersigned investors (each, an "INVESTOR" and collectively, the "INVESTORS").

                                    RECITALS

     WHEREAS, pursuant to a Series C Preferred Stock and Warrant Subscription Agreement, dated as of February 20, 1998, as amended on April 24, 1998, among the Company, Warburg, Pincus Ventures, L.P. ("WARBURG"), Crosspoint Venture Partners 1996 ("CROSSPOINT"), Intel Corporation and Robert Hawk (the "ORIGINAL SERIES C AGREEMENT"), the Company has the right to issue and sell to Warburg and Crosspoint up to 5,728,128 shares of Series C Preferred Stock, par value $.001 per share, of the Company (the "SERIES C PREFERRED STOCK"), provided such issuance and sale occurs on or prior to March 11, 1999 (the "SERIES C EQUITY COMMITMENT");

     WHEREAS, the Investors are willing to purchase and the Company is willing to sell an aggregate of 1,500,583 shares of Series C-1 Preferred Stock, par value $.001 per share (the "SERIES C-1 PREFERRED STOCK"), pursuant to substantially similar terms as set forth in the Series C Equity Commitment, and the Company is willing to release Warburg and Crosspoint from any further obligation under the Series C Equity Commitment;

     WHEREAS, simultaneously with the closing of the sale of the shares of Series C-1 Preferred Stock pursuant to this Agreement, the Company will issue and sell an aggregate of 1,157,408 shares of Series D-1 Preferred Stock of the Company to the Investors, pursuant to a Series D-1 Preferred Stock Purchase Agreement, dated as of the date hereof, between the Company and the Investors (the "SERIES D-1 PREFERRED STOCK PURCHASE AGREEMENT");

     WHEREAS, simultaneously with the closing of the sale of the shares of Series C-1 Preferred Stock pursuant to this Agreement, the Company will terminate the Original Series C Agreement with respect to the Series C Equity Commitment of Warburg and Crosspoint; and

     WHEREAS, the Company and the Investors wish to set forth the terms and conditions upon which the Company will sell, and the Investors will purchase, shares of Series C-1 Preferred Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Investors hereby agree as follows:

                                   SECTION I

                          Purchase and Sale of Shares
                          ---------------------------

     1.1  Authorization of Shares.  The Company will prior to the Closing (as
          -----------------------
defined) have authorized the issuance of shares of its Series C-1 Preferred Stock, having the rights, preferences, privileges and restrictions as set forth in the Company's Amended and Restated Certificate of Incorporation (the "AMENDED CERTIFICATE OF INCORPORATION") attached to this Agreement as Exhibit A, sufficient to meet the purposes of Section 1.2.

     1.2  Sale of the Stock.  Subject to the terms and conditions hereof, the
          -----------------
Company will issue and sell to the Investors, and the Investors will purchase from the Company, at the Closing, an aggregate of 1,500,583 shares of Series C-1 Preferred Stock (the "SHARES") for the aggregate purchase price of $4,166,668.82, with the respective individual share numbers and purchase prices of each Investor as set forth in Exhibit C.

     1.3  Closing.
          -------

          (a) The purchase and sale of the Shares shall take place at a closing (the "CLOSING") to be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, on January 7, 1999.

          (b) On the date of the Closing (the "CLOSING DATE"), subject to the conditions stated herein, the Company will deliver to each Investor stock certificates representing the Shares to be purchased by each Investor as provided in Exhibit C against payment to the Company of the purchase price therefor by wire transfer in federal or other immediately available funds.

                                  SECTION II

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company hereby represents and warrants to the Investors, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Company to the Investors dated as of the date hereof (the "DISCLOSURE LETTER") and certified by a duly authorized officer of the Company, as follows:

     2.1  Organization, Good Standing and Qualifications.  Each of the Company
          ----------------------------------------------
and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as currently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The outstanding shares of capital stock of each of its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding.

     2.2  Valid Issuance, Authority.  The Shares, when issued and sold to the
          -------------------------
Investors as provided herein, and the Common Stock issuable upon conversion of the Shares when issued pursuant to the Amended Certificate of Incorporation will be duly and validly issued, fully paid and nonassessable. The Company has all requisite right, power and authority to enter into this Agreement and the Stockholder Rights Agreement (as defined below), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholder Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and, no other proceedings are necessary to authorize this Agreement and the Stockholder Rights Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the Stockholder Rights Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The sale of the Shares and the subsequent conversion of the Shares into Series C Preferred, Class B Common and Common Stock are not and will not be subject to any preemptive rights, rights of first refusal or rights of participation that have not been properly waived or complied with.

     2.3  No Conflict.  The execution and delivery of this Agreement and the
          -----------
Stockholder Rights Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under (i) any provision of the Amended Certificate of Incorporation and Bylaws of the Company or any subsidiary, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any subsidiary or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary or their respective properties or assets, except in the case of (ii) and (iii) for any of the foregoing that in the aggregate would not have a Material Adverse Effect.

     2.4  Company Capital Structure.
          -------------------------

          (a) Immediately prior to Closing, the authorized capital stock of the Company will consist of 100,000,000 shares of authorized Common Stock, $.001 par value, of which 11,722,116 shares are issued and outstanding as of December 16, 1998 and of which 10,000,000 are designated Class B Common, none of which are outstanding, and 50,000,000 shares of Preferred

Stock, $.001 par value, of which 750,000 shares are designated Series A Preferred Stock, all of which are outstanding, 17,100,003 shares are designated Series B Preferred, all of which are outstanding, 11,149,287 shares are designated Series C Preferred, 396,159 of which are outstanding, 6,000,000 shares are designated Series C-1 Preferred, none of which are outstanding, 5,000,000 shares are designated Series D Preferred, none of which are outstanding and 5,000,000 shares are designated Series D-1 Preferred, none of which are outstanding (collectively, the "COMPANY CAPITAL STOCK"). Except as provided in the Stockholders Rights Agreement, all outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. The Company has no other capital stock authorized, issued or outstanding.

          (b) Except for the Company's 1997 Stock Option Plan (the "OPTION PLAN") and the 1998 Employee Stock Purchase Plan (the "PURCHASE PLAN"), the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 15,520,342 shares of Company Common Stock for issuance to employees, directors and consultants pursuant to the Option Plan, 12,358,723 of which are subject to outstanding options under the Option Plan as of December 16, 1998 and has reserved 1,000,000 shares for the Purchase Plan, none of which are issued and outstanding. The Company has issued warrants to purchase 6,988,764 shares of Common Stock, all of which are outstanding. The Company has reserved 6,988,764 shares of Company Common Stock for issuance upon the exercise of such warrants. Except as described in this Section 2.4(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company.

     2.5  No Material Misstatements or Omissions.  The amended Registration
          --------------------------------------
Statement (the "REGISTRATION STATEMENT") on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission on December 18, 1998 (the "FILING DATE"), complies in all material respects as of the Filing Date and the date hereof, with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the rules and regulations of the SEC promulgated thereunder; as of the Filing Date and the date hereof, the Registration Statement did not and does not contain any untrue statement of a material fact and did not and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event prior to the Closing Date, the Company files an amendment to the Registration Statement, then the term "Registration Statement" as used in this Agreement shall thereafter refer to the most recently filed such amendment and the term "Filing Date" shall thereafter refer to the date such most recent amendment is filed. The information set forth in the next such amendment to the Registration Statement filed with the Commission will not reflect any material adverse change, when taken as a whole, from the information set forth in the draft of such amendment provided to the Investors.

     2.6  Company Financial Statements.  The Registration Statement includes
          ----------------------------
(i) the Company's audited balance sheet as of September 30, 1998, and the related audited statements of operations, stockholders' equity and cash flows for the nine-month period ended September 30, 1998 and (ii) the Company's audited balance sheet as of December 31, 1997, and the related audited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, (collectively, the "COMPANY FINANCIALS"). The Company Financials have been prepared in accordance with U.S. generally accepted accounting principles consistent with the reporting practices and principles ("GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein.

     2.7  No Material Changes.  Since September 30, 1998, there has not been
          -------------------
any materially adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement, and since such date, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement.

     2.8  Intellectual Property.  To the knowledge of the Company, the Company
          ---------------------
or its subsidiaries own and possess or are licensed under all patents, patent applications, licenses, trademarks, trade secrets, trade names, brand names, inventions and copyrights or other proprietary rights ("INTELLECTUAL PROPERTY") employed in the operation of their respective businesses as currently conducted, and, to the knowledge of the Company, with no infringement of or conflict with the rights of others respecting any of the same. Neither the Company nor any subsidiary has received any communications alleging that the Company or any subsidiary has violated any of the Intellectual Property of any other person or entity. Reasonable security measures have been taken by the Company and its subsidiaries to protect the secrecy, confidentiality and value of the Company's and its subsidiaries' trade secrets, including their respective know-how, technology, concepts and other technical data for the development, processing, manufacture and sale of its products. Each employee of and consultant to the Company or its subsidiaries has executed an invention assignment and confidentiality agreement with the Company or its subsidiaries.

                                  SECTION III

                Representations and Warranties of the Investors
                -----------------------------------------------

     Each Investor hereby represents and warrants to the Company that:

     3.1  Investment Representations and Covenants.
          ----------------------------------------

          (a) Investor represents that the Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same.

          (b) Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Series C Preferred, Class B Common Stock or Common Stock on conversion thereof may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to
Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated in part on the Investor's representations set forth herein.

          (c) Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company and is able to afford a complete loss of its investment. The Company acknowledges that the foregoing representation shall not limit the right of the Investors to rely on the representations of the Company set forth in Section 2 hereof.

          (d) Investor acknowledges and understands that the Shares and any Series C Preferred, Class B Common Stock and Common Stock acquired upon the conversion thereof, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Stockholder Rights Agreements, the Company is under no obligation to register either the Shares or Series C Preferred, Class B Common Stock and Common Stock issuable upon conversion thereof.

          (e) Investor acknowledges that it has reviewed Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Investor understands that before the Shares, or any Series C Preferred, Class B Common Stock and Common Stock issued upon conversion thereof, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (i) certain public information about the Company must be available; (ii) the sale must occur at least one year after the later of the date the Shares were sold by the Company or the date they were sold by an affiliate of the Company; (iii) the sale must be made in a broker's transaction; and (iv) the number of Shares sold must not exceed certain volume limitations. If, however, the sale occurs at least two years after the Shares were sold by the Company or an affiliate of the Company, and if the Investor is not an affiliate of the Company, the foregoing conditions will not apply.

          (f) Investor acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock. Investor understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

          (g) Investor covenants that, in the absence of an effective registration statement covering the stock in question, it will sell, transfer or otherwise dispose of the Shares and any Series C Preferred, Class B Common Stock and Common Stock issued on conversion thereof only in a manner consistent with its representations and covenants set forth in this Agreement and the Stockholder Rights Agreement. In connection therewith such Purchaser acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth in this Agreement and the Stockholder Rights Agreement and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

          (h) Investor represents that it is an "ACCREDITED INVESTOR" as such term is defined in Rule 501(a) under the Securities Act.

     3.2  No Public Market.  Investor understands that no public market now
          ----------------
exists for any of the securities issued by the Company and there is no assurance a public market will be created.

     3.3  Domicile.  Each Investor is domiciled in the state set forth at its
          --------
address in Section 8.4.

     3.4  Authority.  Investor has all requisite right, power and authority to
          ---------
enter into this Agreement and the Stockholder Rights Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholder Rights Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor and, no other proceedings are necessary to authorize this Agreement and the Stockholder Rights Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the Stockholder Rights Agreement have been duly executed and delivered by the Investor and constitute legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms.

     3.5  No Conflict.  The execution and delivery of this Agreement and the
          -----------
Stockholder Rights Agreement by the Investor do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under (i) any provision of the organizational documents of the Investor, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Investor or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or its properties or assets, except in the case of (ii) and
(iii) for any of the foregoing that in the aggregate would not have a material adverse effect on Investor.

                                  SECTION IV

         Conditions of Investors' and Company's Obligations at Closing
         -------------------------------------------------------------

     4.1  Conditions.  There shall be no conditions to the obligations of each
          ----------
Investor to purchase the Shares or of the Company to sell the Shares to the Investors at the Closing except for the deliveries set forth in Section V and the fulfillment on or before the Closing of each of the following conditions:

          (a)  Performance.  The Investors and the Company shall have performed
               -----------
and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

          (b)  Securities Law Compliance.  The Company shall have obtained all
               -------------------------
necessary permits and qualifications, if any, required by any state or country or secured an exemption therefrom, for the offer and sale of the Shares.

          (c)  No Injunction, etc.  No preliminary or permanent injunction or
               ------------------
other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

          (d)  Stockholder Rights Agreement.  The Company, the Investors and a
               ----------------------------
majority of such other parties required to amend the Stockholder Rights Agreement shall have entered into the Stockholder Rights Agreement.

          (e)  Amended Certificate of Incorporation.  The Amended Certificate of
               ------------------------------------
Incorporation shall have been filed with the Secretary of State of the State of Delaware prior to the Closing.

          (f)  Series D-1 Preferred.  Simultaneously with the Closing herewith,
               --------------------
the Investors shall have purchased an aggregate of 1,157,408 shares of Series D-1 Preferred Stock of the Company, pursuant to the Series D-1 Preferred Stock Purchase Agreement.

                                   SECTION V

                             Deliveries at Closing
                             ---------------------

     At the Closing, the Company or the Investors, as applicable, shall deliver the following:

     5.1  Stockholder Rights Agreement.  A copy of the Amended and Restated
          ----------------------------
Stockholder Rights Agreement in substantially the form attached hereto as Exhibit B as entered into by the

Company and the Investors on the date hereof (the "STOCKHOLDER RIGHTS AGREEMENT") and as amended by its existing stockholders prior to the Closing.

     5.2  Corporate Proceedings.  Such instruments and documents reasonably
          ---------------------
requested by the Investors to confirm any approvals of the transactions contemplated hereby required by the Company's Board of Directors and stockholders.

     5.3  Amended Certificate of Incorporation.  The Company shall deliver such
          ------------------------------------
copy of the Amended Certificate of Incorporation as filed with the Secretary of State of the State of Delaware prior to the Closing.

     5.4  Opinion of Counsel.  A legal opinion of counsel to the Company in
          ------------------
form of Exhibit D, addressed to the Investor, dated as of the Closing.

     5.5  Payment of Purchase Price.  Each Investor shall deliver to the
          -------------------------
Company payment for the Shares to be acquired by such Investor in the amounts set forth in Exhibit C hereto.
             ---------

                                  SECTION VI

                               Investor Covenants
                               ------------------

     6.1  Restrictions on Transfer.  No Investor shall, directly or indirectly,
          ------------------------
sell or transfer any Shares or any Series C Preferred, Class B Common Stock or Common Stock issued upon conversion thereof for a period of one year following the Closing Date, except pursuant to a sale of all the capital stock of the Company or a merger or consolidation in which the Company is acquired, or pursuant to a liquidation of the Company. However, an Investor may sell or transfer the Shares or Series C Preferred, Class B Common Stock or such Common Stock to (i) any "AFFILIATE" (as such term is defined under Rule 501(b) promulgated under the Securities Act) of an Investor, AT&T Corp. or any Affiliates of AT&T Corp. during such one year period or (ii) any third party after such one year period, provided that such Affiliate or third party, as the case may be, agrees in writing to be bound by the obligations of this Agreement and the restrictions on transfer, including without the limitation, the "lock-up" agreement, set forth in the Stockholder Rights Agreement. No such transfer shall be effective unless the transferee or assignee assumes in writing the obligations of the Investor under this Agreement, provided that in the event of distributions to limited and general partners of an Investor, such partners of an Investor shall not be required to execute a written assumption of obligations but shall have notice of and be bound by such obligations by virtue of the legends set forth in Section 6.2 hereof.

     6.2  Legends.  Investor agrees that each certificate representing Shares
          -------
or any Common Stock issued upon conversion thereof be endorsed with the following restrictive legends:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR

     ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, CERTAIN AGREEMENTS BY AND AMONG THE HOLDERS OF THESE SECURITIES AND THE COMPANY AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, WHICH INCLUDE WITHOUT LIMITATION, OBLIGATIONS ON VOTING, RIGHTS OF FIRST REFUSAL AND CO-SALE, RESTRICTIONS ON TRANSFER AND ACQUISITION OF ADDITIONAL SECURITIES OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     ANY TRANSFEREE OR ASSIGNEE OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE BOUND BY THE OBLIGATIONS OF SUCH AGREEMENTS AS IF SUCH TRANSFEREE OR ASSIGNEE HAD ASSUMED SUCH OBLIGATIONS BY WRITTEN INSTRUMENT.

     6.3  Standstill.  For a period of three (3) years after the Closing Date,
          ----------
each Investor shall not, and shall cause each of its Affiliates (as defined below) that it controls to not, acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any securities of the Company in addition to the Shares or any Series C Preferred, Class B Common and Common Stock issued upon conversion thereof, which would result in the aggregate beneficial ownership of each Investor and its Affiliates of Voting Stock of the Company (as defined below) equaling or exceeding 10% of the outstanding Voting Stock of the Company. Each Investor or any of its Affiliates that it controls shall not purchase any securities of the Company without having given 30 days prior written notice to the Company or without having received the prior written consent of the Company. Upon notice thereof, the Company shall inform the Investor whether such purchases cause the aggregate beneficial ownership of Investor and its Affiliates to equal or exceed 10% of the outstanding Voting Stock of the Company. For the purposes of this Agreement, "Affiliate" shall mean, as to any person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. In addition, with respect to an Investor, only for the purposes of this Agreement, AT&T Corp., all Affiliates of AT&T Corp., each of the other Investors and all beneficial owners of equity interests in the Investor shall be deemed to be Affiliates of such Investor. For the purposes of this Agreement, "Voting Stock of the Company" shall mean, any class or Series of the Company's capital stock entitled to vote in any election of directors of the Company.

                                  SECTION VII

                               Company Covenants
                               -----------------
     7.1  Periodic Reports.  For a period of five years from the Closing Date,
          ----------------
upon the Investor's written request and representation to the Company that the documents described below are not publicly available through electronic means, the Company will furnish to the Investor, for so long as the Investor continues to own Shares or any Common Stock issued upon conversion thereof, copies of the Company's Forms 10-K, 10-Q and Annual Report to Shareholders, promptly after such documents are filed with the SEC, or in lieu of such reports, unaudited quarterly and audited annual financial statements of the Company, promptly after completion.

     7.2  Limitation on Sale.  The Company covenants until the completion of
          ------------------
an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the initial offer and sale of Common Stock for the account of the Company to the public with aggregate gross proceeds to the Company of not less than Fifteen Million Dollars ($15,000,000) (the "IPO") not to issue or sell any shares of Series C Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock to any investor at a more favorable price or upon more favorable terms (including rights, preferences, privileges and restrictions) than those set forth in the Company's Amended and Restated Certificate of Incorporation, this Agreement and the Series D-1 Preferred Stock Purchase Agreement, and the Amended and Restated Stockholder Rights Agreement without the prior written consent of Venture Management, LLC and Venture Management III, LLC. Notwithstanding the foregoing, the Company expressly reserves the right to sell shares of its Series C Preferred Stock and/or Series D Preferred Stock without the prior written consent of Venture Management, LLC and Venture Management III, LLC, provided that such shares shall not have been sold or issued by the Company at a more favorable price or on more favorable terms (other than the existence of voting rights) than those which are reflected in this Agreement, the Series D-1 Preferred Stock Purchase Agreement, the Amended and Restated Stockholder Rights and the Amended and Restated Certificate of Incorporation.

     7.3  HSR Filing.  In the event the Investors determine that the purchase
          ----------
of the Shares hereunder has not been "solely for the purpose of investment" (as defined in Rule 801.1(i)(1) under the HSR Act (as defined below)) and the Investors determine that as a result the Company and the Investors are required to make appropriate filings with the Federal Trade Commission and Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Company and Investors agree to cooperate, to make such filings in a timely manner, and to take all other appropriate action in connection with such required filings.

                                 SECTION VIII

                                 Miscellaneous
                                 -------------

     8.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California as applied to agreements entered into and performed entirely in the State of California by residents thereof.

     8.2  Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby.

     8.3  Successors, Assigns.  Except as otherwise provided herein, the
          -------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     8.4  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to AT&T Venture Fund II, LP, at 3000 Sand Hill Road, Building 1, Suite 285, Menlo Park, CA 94025, Attn: Neal Douglas, or at such other address as such Investor shall have furnished to the Company in writing; (b) if to Special Partners Fund, LP, at 3000 Sand Hill Road, Building 1, Suite 285, Menlo Park, CA 94025, Attn: Neal Douglas, or at such other address as such Investor shall have furnished to the Company in writing; (c) if to Special Partners Fund International, LP, at Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands, with copies to 3000 Sand Hill Road, Building 1, Suite 285, Menlo Park, CA 94025,
Attn: Neal Douglas, or at such other address as such Investor shall have furnished to the Company in writing or (b) if to the Company, at 2330 Central Expressway, Santa Clara, California 95050 addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investor. If notice is provided by facsimile, it must be simultaneously confirmed via telephone and it shall be deemed to be given one
(1) day after transmission. If notice is provided by U.S. mail, notice shall be deemed to be given three (3) days after proper deposit in a U.S. mailbox, postage prepaid.

     8.5  Expenses.  The Company and the Investors shall bear their own
          --------
expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company will pay the reasonable fees and expenses of counsel for the Investors up to an aggregate amount of $15,000, for fees and expenses incurred in connection with this Agreement, the Series D-1 Preferred Stock Purchase Agreement and the Stockholder Rights Agreement.

     8.6  Finder's Fees.  The Company on the one hand and the Investors on the
          -------------
other hand shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee, placement fee or underwriter's discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the

Investors, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

     8.7  Counterparts.  This Agreement may be executed in counterparts, each
          ------------
of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

     8.8  Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     8.9  Applicability of Standstill Provision and Voting Agreement to
          -------------------------------------------------------------
Non-Affiliate Purchasers.  Without changing the respective construction of
------------------------
Section 6.3 of this Agreement or Section 18 of that certain Amended and Restated Stockholder Rights Agreement of an even date herewith, such sections shall be inapplicable to non-Affiliate purchasers (with respect to the transferring Investor) and to limited partners of AT&T Venture Fund II, LP, Special Partners Fund, LP and Special Partners Fund International, LP not affiliated with AT&T Corp. who acquire any shares of Series C-1 Preferred Stock, Series C Preferred Stock, Class B Common Stock or Common Stock from an Investor.

     IN WITNESS WHEREOF, the parties have executed this Series C-1 Preferred Stock Purchase Agreement as of this 30th day of December, 1998.

                              COVAD COMMUNICATIONS GROUP, INC.

                              By: /s/ Dhruv Khanna
                                 ------------------------------------
                              Name:  Dhruv Khanna
                              Title: V.P. & General Counsel

                              AT&T VENTURE FUND II, LP
                              3000 Sand Hill Road
                              Building 1, Suite 285
                              Menlo Park, CA 94025

                              By: Venture Management, LLC
                                  its General Partner

                                  By:
                                      -------------------------------
                                      Neal Douglas
                                      Manager

                              SPECIAL PARTNERS FUND, LP
                              3000 Sand Hill Road
                              Building 1, Suite 285
                              Menlo Park, CA 94025

                              By: Venture Management III, LLC
                                  its General Partner

                                  By:
                                      -------------------------------
                                      Neal Douglas
                                      Manager


        SIGNATURE PAGE TO SERIES C-1 PREFERRED STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Series C-1 Preferred Stock Purchase Agreement as of this 30th day of December, 1998.

                              COVAD COMMUNICATIONS GROUP, INC.

                              By:
                                 ------------------------------------
                              Name:
                              Title:

                              AT&T VENTURE FUND II, LP
                              3000 Sand Hill Road
                              Building 1, Suite 285
                              Menlo Park, CA 94025

                              By: Venture Management, LLC
                                  its General Partner

                                  By:  /s/ Neal Douglas
                                      -------------------------------
                                      Neal Douglas
                                      Manager

                              SPECIAL PARTNERS FUND, LP
                              3000 Sand Hill Road
                              Building 1, Suite 285
                              Menlo Park, CA 94025

                              By: Venture Management III, LLC
                                  its General Partner

                                  By:  /s/ Neal Douglas
                                      -------------------------------
                                      Neal Douglas
                                      Manager


        SIGNATURE PAGE TO SERIES C-1 PREFERRED STOCK PURCHASE AGREEMENT

                              SPECIAL PARTNERS FUND INTERNATIONAL, LP
                              Ugland House, South Church Street
                              Georgetown
                              Grand Cayman, Cayman Islands

                              By:  Venture Management III, LLC
                                   its Investment General Partner

                                   By: /s/ Neal Douglas
                                      -------------------------------
                                      Neal Douglas
                                      Manager



     SIGNATURE PAGE TO SERIES C-1 PREFERRED STOCK PURCHASE AGREEMENT

                                   EXHIBIT A
                                   ---------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   EXHIBIT B
                                   ---------

                         STOCKHOLDER RIGHTS AGREEMENT

                                   EXHIBIT C
                                   ---------

             SHARE ALLOCATION AND PURCHASE PRICE OF EACH INVESTOR

                  Investor                      Series C-1 Shares            Purchase Price
                  --------                      -----------------            --------------
-----------------------------------------------------------------------------------------------------
AT&T Venture Fund II, LP                                  660,256                      $1,833,332.84
3000 Sand Hill Road
Building 1, Suite 285
Menlo Park, CA 94025
-----------------------------------------------------------------------------------------------------
Special Partners Fund, LP                                 127,876                      $  355,073.29
3000 Sand Hill Road
Building 1, Suite 285
Menlo Park, CA 94025
-----------------------------------------------------------------------------------------------------
Special Partners Fund International, LP                   712,451                      $1,978,262.69
Ugland House, South Church Street
Georgetown
Grand Cayman, Cayman Islands
-----------------------------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------

                              OPINION OF COUNSEL